UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2025

Columbus Circle Capital Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42653	99-3947168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle, 24th Floor
New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 792-5600

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	CCCMU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCCM	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CCCMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On June 12, 2025, the Board of Directors (the “Board”) of Columbus Circle Capital Corp I (the “Company”) appointed Daniel Nash as Chief Operating Officer of the Company.

Mr. Nash is a seasoned finance executive with over 25 years of investment banking and operating finance experience. From February 2021 to June 2025, Mr. Nash served as the Head of Investment Banking at Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, where he led all aspects of investment banking including mergers and acquisitions advisory, private capital markets, special purpose acquisition companies (“SPACs”) advisory, and private investments in public equity (“PIPEs). From 2014 to 2018 and from 2019 to 2021, Mr. Nash was the Global Head of Internet Investment Banking at Wells Fargo Securities, LLC (“Wells Fargo”), where he advised many technology companies on their initial public offerings, acquisitions, SPAC mergers, private placements, and debt financings. From 2018 to 2019, Mr. Nash was the Chief Financial Officer at Machine Zone, Inc., a mobile gaming company. From 2006 to 2014, Mr. Nash held many positions at Bank of America and Bank of America Merrill Lynch, including Director of Internet Investment Banking, Vice President, and Associate of Investment Banking. From 2000 to 2004, Mr. Nash worked at Riverstone Networks Inc. as analyst and manager. From 1999 to 2000, Mr. Nash worked at Intel Corporation as a financial analyst. Mr. Nash has a Master of Business Administration from the Hass School of Business at University of California, Berkeley, a bachelor’s degree in Economics from University of Pennsylvania, and a General Course degree with a focus on Mathematics from the London School of Economics.

There is no arrangement or understanding pursuant to which Mr. Nash was selected as Chief Operating Officer, there are no family relationships between Mr. Nash and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no related party transactions between the Company and Mr. Nash reportable under Item 404(a) of Regulation S-K.

Resignation of Dr. Adam Back as a Member of the Compensation Committee of the Board

Effective June 12, 2025, Dr. Adam Back resigned as a member of the Compensation Committee of the Board. Dr. Back remains as a member of the Board and the Audit Committee of the Board.

Appointment of Matthew Murphy as a Member of the Compensation Committee of the Board

On June 12, 2025, the Board appointed Matthew Murphy, a member of the Board of the Company, as a member of the Compensation Committee of the Board to fill the vacancy created by Dr. Back’s resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS CIRCLE CAPITAL CORP I

	By:	/s/ Gary Quin
		Name:	Gary Quin
		Title:	Chief Executive Officer

Dated: June 18, 2025

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